Exhibit 99.1

Midland States Bancorp, Inc. Completes

the Acquisition of Alpine Bancorporation

Effingham, IL, February 28, 2018 — Midland States Bancorp, Inc. (NASDAQ: MSBI) (“Midland”) today announced it has completed its acquisition of Alpine Bancorporation, Inc. (“Alpine”), the parent company of Alpine Bank & Trust Co. As a result of the transaction, Alpine Bank & Trust Co. is now a wholly owned subsidiary of Midland.  The transaction brings Midland’s total assets to approximately $5.7 billion and its Wealth Management group to more than $3.1 billion in assets under administration, based on information as of December 31, 2017.

Leon J. Holschbach, Chief Executive Officer of Midland, commented, “We are very pleased to welcome Alpine’s customers, employees and shareholders to Midland.  The combination of our two companies creates the fourth largest community bank based in Illinois, with more than 70 branches to serve our customers in both Illinois and Missouri.  Since our IPO in 2016, we have doubled the size of the Company and built a strong business model centered around core community banking and wealth management that we believe will produce attractive long-term returns for our shareholders.”

R. Robert Funderburg, Jr., Chairman of the Board of Alpine, added, “At the core, we are both community banks investing back in the communities we serve with long histories of helping generations of families with their personal, business and wealth management needs. Our customers will be able to enjoy more services and more convenience, all delivered with the same attention to detail and personal service they have come to expect.”

Mr. Holschbach also added, “We are pleased that Rob Funderburg has agreed to join our holding company board, and Bill Roop, Alpine Bank’s President and Chief Executive Officer, will join our bank board and will be continuing in a client relationship and integration liaison role for us.  Their continued presence, together with the rest of the ongoing Alpine team, will help ensure continuity in market presence and leadership.”

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank and Alpine Bank.  As of February 28, 2018, the Company had total assets of approximately $5.7 billion and its Wealth Management group had assets under administration of approximately $3.1 billion. Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment financing is provided through Midland Equipment Finance, and multi-family and healthcare facility FHA financing is provided through Love Funding. For additional information, visit www.midlandsb.com or on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes “forward-looking statements,” including but not limited to statements about the integration of the Alpine transaction.  These statements are subject to many risks and uncertainties, as detailed from time to time in filings made by Midland with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACT:

Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321